UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

August 19, 2014
Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8708 Technology Forest Place, Suite 100 The Woodlands, Texas 77381
(Address of Principal Executive Offices)

(281) 825-4500
(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On August 19, 2014, the Company held its 2014 Annual Meeting of Shareholders.  At the meeting, the shareholders voted on: (1) the election of eight directors; (2) approve, on advisory basis, the compensation of our named executive officers; and (3) the ratification of the appointment of PMB Helin Donovan as the Company’s independent registered public accounting firm for the year ending December 31, 2014. The voting results on these proposals were as follows:

Proposal 1: Election of Seven Directors

Director	Votes For	Withheld	Broker Non-Votes
Jeff A. Hawthorne	2,657,662	274,141	6,166,881
Bernard T. Marren	2,560,241	371,562	6,166,881
Carl J. Yankowski	2,593,508	338,295	6,166,881
Bruce I. Berkoff	2,144,982	786,821	6,166,881
Ross A. Young	2,149,982	781,821	6,166,881
William Wayne Patterson	2,160,471	771,332	6,166,881
Anthony J. LeVecchio	2,160,421	771,382	6,166,881
Malcolm J. Thompson	2,178,251	753,552	6,166,881

Proposal 2: Approve, on advisory basis, the compensation of our named executive officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,329,385	557,368	45,050	6,166,881

Proposal 3: Ratification of the appointment of PMB Helin Donovan as the Company’s independent registered public accounting firm for the year ended December 31, 2014

Votes For	Votes Against	Abstentions
8,519,753	543,607	35,324

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 19, 2014	By:	/s/ Jeffrey W. Tomz
		Name:	Jeffrey W. Tomz
		Title:	Chief Financial Officer